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Exhibit 99(a)(1)(v)

Offer to Purchase for Cash
by
Aftermarket Technology Corp.
of
Up to 2,638,500 Shares of Its Common Stock
At a Purchase Price Not Greater than $15.75 per Share
Nor Less than $13.00 per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JANUARY 20, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

December 16, 2003

To Our Clients:

        Aftermarket Technology Corp., a Delaware corporation ("Aftermarket"), has announced its plans to conduct a modified "Dutch Auction" tender offer in which it would purchase for cash up to 2,638,500 shares of its common stock, $0.01 par value per share, at a price not greater than $15.75 nor less than $13.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase dated December 16, 2003 (the "Offer to Purchase"). Enclosed for your consideration are the Offer to Purchase and the related Letter of Transmittal (the "Letter of Transmittal") which, as amended or supplemented from time to time, together constitute the tender offer. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase. The description of the tender offer in this letter is only a summary and is qualified by all of the terms and conditions of the tender offer set forth in the Offer to Purchase and Letter of Transmittal.

        Aftermarket will determine a single per share price that it will pay for shares properly tendered and not properly withdrawn in the tender offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. Aftermarket will select the lowest purchase price that will allow it to purchase 2,638,500 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $15.75 nor less than $13.00 per share. All shares properly tendered at or below the purchase price and not properly withdrawn will be purchased at the purchase price selected by Aftermarket, subject to proration provisions. All shares acquired in the tender offer will be acquired at the same purchase price. Aftermarket reserves the right, in its sole discretion, to purchase more than 2,638,500 shares in the tender offer, subject to applicable law. Shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions will be returned to the tendering stockholders at Aftermarket's expense promptly after expiration of the tender offer. See Section 1 and Section 3 of the Offer to Purchase.

        If the number of shares properly tendered is less than or equal to 2,638,500 shares (or such greater number of shares as Aftermarket may elect to purchase pursuant to the tender offer), Aftermarket will purchase at the purchase price selected by Aftermarket all shares so tendered.

        If at the expiration of the tender offer more than 2,638,500 shares (or any such greater number of shares as Aftermarket may elect to purchase) are properly tendered at or below the purchase price, Aftermarket will buy shares: first, from all stockholders owning beneficially or of record, an aggregate of fewer than 100 shares (an "odd lot holder") who properly tender all their shares at or below the purchase price selected by Aftermarket; second, on a pro rata basis from all other stockholders who properly tender shares at or below the purchase price selected by Aftermarket, subject to any conditional tenders; and third, if necessary to permit Aftermarket to purchase 2,638,500 shares, from holders who have tendered only shares subject to the condition that a specified minimum number of the holder's shares are purchased in the tender offer as described in Section 6 of the Offer to Purchase

(for which the condition was not initially satisfied, and provided such holders have tendered all of their shares) by random lot, to the extent feasible. See Section 1 and Section 6 of the Offer to Purchase.

        The tender offer is not conditioned on any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

        Aftermarket's directors have advised it that they will not tender any shares in the tender offer. Aftermarket has been advised that only one of its executive officers will tender shares in the tender offer (3,000 shares of the 33,000 shares beneficially owned by such officer). In addition, Aftermarket has entered into an agreement with certain of its stockholders to purchase at the final tender offer purchase price a portion of their shares following completion of the tender offer. See Section 11 of the Offer to Purchase.

        We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

        Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

        Please note the following:

          1.     You may tender your shares at prices not greater than $15.75 nor less than $13.00 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.

          2.     You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3.     The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, January 20, 2004, unless Aftermarket extends the tender offer.

          4.     The tender offer is for 2,638,500 shares, constituting approximately 10.9% of the shares outstanding as of November 30, 2003. Aftermarket has also entered into an agreement with certain of its stockholders to purchase at the final tender offer price a portion of their shares following the Successful Completion of the tender offer. See Section 11 of the Offer to Purchase.

          5.     Tendering stockholders who are tendering shares held in their name or who tender their shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to Aftermarket or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Aftermarket's purchase of shares under the tender offer.

          6.     If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          7.     If you are an "odd lot holder" and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration of the tender offer and check the box captioned "Odd Lots" on the attached Instruction Form, Aftermarket will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

          8.     If you wish to condition your tender upon the purchase of all shares tendered or upon Aftermarket's purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Aftermarket's purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the box entitled "Conditional Tender" in the attached Instruction Form.

        YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JANUARY 20, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

        If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

        The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of Aftermarket. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of Aftermarket residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 16, 2003, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, in connection with the offer by Aftermarket Technology Corp., a Delaware corporation ("Aftermarket"), to purchase for cash up to 2,638,500 shares of its common stock, $0.01 par value per share, at a price, net to the seller in cash, without interest, at prices not greater than $15.75 nor less than $13.00 per share, specified by the undersigned, on the terms and subject to the conditions of the tender offer.

The undersigned hereby instruct(s) you to tender to Aftermarket the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the tender offer.

Aggregate Number of Shares to be Tendered by You for the Account of the Undersigned:

                          shares

PRICE (IN DOLLARS) PER SHARE
AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 of the Letter of Transmittal)

(1)   SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

        By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Aftermarket in accordance with the terms of the tender offer.

☐
I want to maximize the chance of having Aftermarket accept for purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, I hereby tender shares at, and am willing to accept, the purchase price determined by Aftermarket in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $13.00 per share.

OR

(2)   SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

        By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Aftermarket for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Instruction Form for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

☐	$13.00	☐	$14.00	☐	$15.00
☐	$13.25	☐	$14.25	☐	$15.25
☐	$13.50	☐	$14.50	☐	$15.50
☐	$13.75	☐	$14.75	☐	$15.75

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS
CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

CONDITIONAL TENDER
(See Instruction 6 of the Letter of Transmittal)

        Subject to the exception for "odd lot holders," in the event of an over-subscription of the tender offer, shares tendered at or below the purchase price prior to the expiration date will be subject to proration. A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless Aftermarket purchases the minimum number of shares indicated below in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and Aftermarket urges stockholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐
Minimum number of shares that must be purchased, if any are purchased:

                              shares

        If, because of proration, the minimum number of shares designated will not be purchased, Aftermarket may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below.

☐
The tendered shares represent all shares held by the undersigned.

ODD LOTS
(See Instruction 9 of the Letter of Transmittal)

        To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on December 16, 2003, and who continued to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares.

The undersigned either (CHECK ONE BOX):

☐
is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (CHECK ONE BOX):

☐
at the purchase price, as the same shall be determined by Aftermarket in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share below); or

☐
at the price per share indicated above under "Shares Tendered at Price Determined by Stockholder."

The method of delivery of this document, is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Aftermarket's Board of Directors has approved the tender offer. However, neither Aftermarket nor any member of its Board of Directors, the Dealer Manager or the Information Agent makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares or as to the purchase price or purchase prices at which they may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the purchase price or purchase prices at which their shares should be tendered. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including Aftermarket's reasons for making the tender offer. See Section 2 of the Offer to Purchase. Stockholders should discuss whether to tender their shares with their broker or other financial or tax advisors.

Signature(s):
Name(s):
(PLEASE PRINT)
Taxpayer Identification or Social Security Number:
Address(es):

(INCLUDING ZIP CODE)
Area Code/Phone Number:
Date:

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Offer to Purchase for Cash by Aftermarket Technology Corp. of Up to 2,638,500 Shares of Its Common Stock At a Purchase Price Not Greater than $15.75 per Share Nor Less than $13.00 per Share
INSTRUCTION FORM
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (See Instruction 5 of the Letter of Transmittal)